EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Longs Drug Stores Corporation Registration Statement Nos. 033-54959, 033-60005, 333-88786, 333–98913, and 333–98915 on Form S–8 of our report dated February 26, 2003 (which expresses an unqualified opinion and contains an explanatory paragraph relating to the adoption of a new accounting standard), appearing in the Annual Report on Form 10–K of Longs Drug Stores Corporation for the year ended January 30, 2003.

San Francisco, California

April 18, 2003